EXHIBIT 10.11
November 12, 2010
Michael S. Jeffries
c/o The Jeffries Family Office
2 Easton Oval
Columbus, OH 43219-6036

Re:	Aircraft Time Sharing Agreements
Dear Mike:
     Abercrombie & Fitch Management Co. (“LESSOR”) and Michael S. Jeffries (“LESSEE”), are parties to an Aircraft Time Sharing Agreement, dated as of June 1, 2010 (the “Gulfstream Agreement”) with respect to a Gulfstream Aerospace G-V aircraft, Serial Number 524, U.S. Registration Number N1892 (the “Gulfstream Aircraft”). Capitalized terms used but not defined in this letter of understanding that are defined in the Gulfstream Agreement shall have the meaning given to them in the Agreement. LESSOR and LESSEE entered into a letter of understanding, dated as of June 1, 2010, that supplemented the Gulfstream Agreement with respect to the details of LESSEE’s payments to LESSOR for LESSEE’s personal use of the Gulfstream Aircraft (the “June 1, 2010 Letter of Understanding”).
     LESSOR and LESSEE are parties to an Aircraft Time Sharing Agreement, dated as of September 24, 2010 (the “NetJets Agreement”), with respect to a Cessna 560XL (Citation Excel) aircraft, serial number 560-5305, U.S. Registration Number N628QS and each other aircraft that is subject to the Dry-Lease Aircraft Exchange Agreement, as defined in the NetJets Agreement (all such aircraft, the “NetJets Aircraft”).
     LESSOR and LESSEE wish to amend and restate the June 1, 2010 Letter of Understanding in its entirety, effective as of the effective date of the NetJets Agreement, to supplement the NetJets Agreement and the Gulfstream Agreement (as a result of the NetJets Agreement) with respect to the details of LESSEE’s payments to LESSOR for LESSEE’s personal use of the Gulfstream Aircraft and the NetJets Aircraft, in the aggregate.
     During each fiscal year period of LESSOR during the Term, commencing June 1, 2010, LESSOR shall be responsible for the first $200,000 of incremental costs, as determined for purposes of Item 402(c) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, to the LESSOR for LESSEE’s personal use of the Gulfstream Aircraft and the NetJets Aircraft, in the aggregate, during such period (the “Incremental Costs”). If the Incremental Costs in the aggregate for such period (the “Aggregate Incremental Costs”) exceed $200,000, then LESSOR shall charge to LESSEE, and LESSEE shall pay to LESSOR, all Aggregate Incremental Costs in excess of $200,000 during such twelve month period, provided that the maximum amount that LESSEE shall pay LESSOR as compensation for each flight conducted under each of the Gulfstream Agreement and the NetJets Agreement after the Aggregate Incremental Costs exceed $200,000 shall not exceed the maximum charge allowed for such flight under a time-sharing agreement as set forth in 14 C.F.R. § 91.501(d), as amended or replaced from time to time. All such payments shall be billed and paid in accordance with the Agreement.
     LESSOR shall charge LESSEE an amount equal to LESSOR’s actual variable operating costs for any flight on which neither LESSEE is a passenger nor any of LESSEE’s property is on board, but which flight (a “Deadhead Flight”) is required to position or ferry the Aircraft immediately prior to or after a flight on which LESSEE is a passenger or LESSEE’s property is on board that does not otherwise serve a business purpose.
     This letter of understanding amends and restates the June 1, 2010 Letter of Understanding in its entirety, effective as of the effective date of the NetJets Agreement.
     If you are in agreement with this letter of understanding, please sign in the appropriate place below and return a signed original to me. Let me know if you have questions.

ABERCROMBIE & FITCH MANAGEMENT CO.

By:	/s/ David S. Cupps

Title:	SVP

ACKNOWLEDGEMENT AND AGREEMENT
     I, Michael S. Jeffries, agree to the terms of the foregoing letter of understanding.

/s/ Michael Jeffries Michael S. Jeffries